Exhibit 99.1

Moelis & Company Reports Second Quarter 2014 Financial Results;
Quarterly Dividend of $0.20 Per Share

Record Second Quarter and First Half Revenues

•                 Second quarter revenues of $131.7 million, up 34% from the second quarter of 2013; first half revenues of $246.2 million, up 55% from the same period in 2013

•                 Adjusted Pro Forma net income of $0.42 and $0.79 per share (diluted) for the second quarter and first half of 2014, respectively; GAAP net loss of $1.25 per share (diluted) for the period from the IPO closing on April 22, 2014 through June 30, 2014

•                 Continued to execute on growth strategy

—               Established Private Funds Advisory Business with the appointment of four Managing Directors

—               Announced the hiring of four Managing Directors to enhance industry expertise in power and utilities, healthcare, general industrials and financial sponsors

•                 Declared first quarterly dividend of $0.20 per share

NEW YORK, July 30, 2014 – Moelis & Company (“we” or the “Firm”) (NYSE: MC) today reported financial results for the second quarter ended June 30, 2014.  The Firm’s total revenues of $131.7 million for the quarter represented an increase of 34% from the second quarter of 2013.  Adjusted Pro Forma net income was $33.9 million or $0.42 per share (diluted).  These results exclude $99.1 million of pre-tax one-time charges primarily associated with accelerating the vesting of equity in connection with the Firm’s IPO completed in April.

First half revenues were $246.2 million, increasing 55% from the first half of 2013 and resulting in $62.8 million of Adjusted Pro Forma net income or $0.79 per share (diluted).  These results exclude $109.5 million of pre-tax charges related to the Firm’s recent IPO as described above.

On a GAAP basis, the Firm reported a net loss of $60.6 million for the quarter and a net loss of $38.5 million year-to-date.  The GAAP loss arises primarily as a result of the one-time acceleration of equity vesting described above.  Net loss per share was $1.25 (diluted) for both the quarter and year-to-date periods as the allocation of income to shareholders only began following the IPO closing on April 22, 2014.

“We are very pleased with our strong second quarter performance.  In our first quarter as a public company, we achieved record second quarter revenues and generated strong earnings growth.  These results reflect our intense focus on clients and relationships, the continued momentum of our collaborative ‘One Firm’ advisory model, steady improvement in the M&A environment and our strong financial discipline,” said Ken Moelis, Chairman and Chief Executive Officer.

“A wide range of sectors, geographies and advisory services contributed to our strong revenue growth this quarter, demonstrating the breadth and diversification of our model and our ability to integrate expertise to create value for our clients and our shareholders.”

“We have continued to invest in the growth of our business with the launch of our Private Funds Advisory Business and the addition of four Managing Directors to enhance our industry expertise and global client offering.  We expect to capture further market share as these investments mature.  As a public company, we will continue to focus on profitable growth by finding opportunities to better serve our clients and maintaining a strong discipline on expenses.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

GAAP and Adjusted Pro Forma Selected Financial Data (Unaudited)

	Three Months Ended June 30,
	2014	2014	2013	2014 vs. 2013 Variance
($ in thousands except per share data)	GAAP	Adjusted Pro Forma *	GAAP	GAAP vs. GAAP	Adjusted Pro Forma vs. GAAP

Revenues	$131,687	$131,687	$98,518	34%	34%

Expenses:

Compensation and benefits	162,204	69,258	58,404	178%	19%

Non-compensation expenses	26,790	23,092	17,395	54%	33%

Total operating expenses	188,994	92,350	75,799	149%	22%

Operating income (loss)	(57,307)	39,337	22,719	N/M	73%

Other income and expenses	(14)	(14)	28	N/M	N/M

Income (loss) from equity method investment	(2,851)	(393)	(569)	-401%	31%

Income (loss) before income taxes	(60,172)	38,930	22,178	N/M	76%

Provision for income taxes	438	5,002	1,042	-58%	380%

Net income (loss)	(60,610)	33,928	$21,136	N/M	61%

Net income (loss) attributable to noncontrolling interests	(41,600)	27,360

Net income (loss) attributable to Moelis & Company	$(19,010)	$6,568

Diluted earnings per share	$(1.25)	$0.42

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

	Six Months Ended June 30,
	2014	2014	2013	2014 vs. 2013 Variance
($ in thousands except per share data)	GAAP	Adjusted Pro Forma *	GAAP	GAAP vs. GAAP	Adjusted Pro Forma vs. GAAP

Revenues	$246,204	$246,204	$158,363	55%	55%

Expenses:

Compensation and benefits	232,645	129,350	101,986	128%	27%

Non-compensation expenses	46,931	43,233	34,435	36%	26%

Total operating expenses	279,576	172,583	136,421	105%	27%

Operating income (loss)	(33,372)	73,621	21,942	N/M	236%

Other income and expenses	5	5	133	-96%	-96%

Income (loss) from equity method investment	(4,071)	(1,613)	849	N/M	N/M

Income (loss) before income taxes	(37,438)	72,013	22,924	N/M	214%

Provision for income taxes	1,080	9,184	1,077	0%	753%

Net income (loss)	(38,518)	62,829	$21,847	N/M	188%

Net income (loss) attributable to noncontrolling interests	(19,508)	50,680

Net income (loss) attributable to Moelis & Company	$(19,010)	$12,149

Diluted earnings per share	$(1.25)	$0.79

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

Moelis & Company completed its IPO on April 22, 2014 and converted to a new corporate structure.  The Adjusted Pro Forma results included herein are adjusted to remove the impact of one-time charges related to the Firm’s IPO and to record the allocation of net income to noncontrolling interests (72%) and to holders of Class A common stock (28%) as if the Firm had been operating in its new corporate structure since January 1, 2014.  We believe the Adjusted Pro Forma results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and better understand our operating results.  A reconciliation of our GAAP results to our Adjusted Pro Forma results is presented in the Appendix to this press release.

Revenues

For the second quarter of 2014, revenues were $131.7 million, as compared with $98.5 million in the second quarter of 2013, representing an increase of 34%.  This increase was primarily driven by an increase in the number and size of advisory assignments completed in the second quarter of 2014 as the M&A environment continued to improve and we grew our share of the advisory market.

For the first half of 2014, revenues were $246.2 million, as compared with $158.4 million in the first half of 2013, representing an increase of 55%.  This compares favorably with a 2% increase in the number of global completed M&A transactions and a 7% decline in global completed M&A volume in the same period.1  An increased number of clients contributed to our revenue growth, and during the first half of 2014, we earned revenues from 163 clients (57 of whom paid fees equal to or greater than $1 million) as compared with 154 clients (42 of whom paid fees equal to or greater than $1 million) during the same period in 2013.

We continued to execute on our strategy for profitable expansion.  In the second quarter, we announced the establishment of our Private Funds Advisory Business and the appointment of four Managing Directors to lead the business.  Zaid Abdul-Aleem, Dave Brown, Patrick S. Dunleavy and Christopher D. Kirsten will enhance the Firm’s leading financial sponsor capabilities and offering to institutional investors.  In addition, we strengthened our expertise across a number of important industries with the hiring of four leading Managing Directors, John Colella (power and utilities), Maarten de Jong (healthcare), Philip Smith (general industrials) and Robert Sorrell (financial sponsors).

Expenses

The following tables set forth information relating to the Firm’s operating expenses, which are reported net of reimbursements of certain expenses by the Firm’s clients.

	Three Months Ended June 30,
	2014	2014	2013	2014 vs. 2013 Variance
($ in thousands)	GAAP	Adjusted Pro Forma *	GAAP	GAAP vs. GAAP	Adjusted Pro Forma vs. GAAP

Expenses:

Compensation and benefits	$162,204	$69,258	$58,404	178%	19%

% of revenues	123%	53%	59%

Non-compensation expenses	$26,790	$23,092	$17,395	54%	33%

% of revenues	20%	18%	18%

Total operating expenses	$188,994	$92,350	$75,799	149%	22%

% of revenues	144%	70%	77%

Income (loss) before income taxes	$(60,172)	$38,930	$22,178	N/M	76%

% of revenues	-46%	30%	23%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

1 Source: Thomson Financial as of July 23, 2014; includes all transactions greater than $100 million in value

	Six Months Ended June 30,
	2014	2014	2013	2014 vs. 2013 Variance
($ in thousands)	GAAP	Adjusted Pro Forma *	GAAP	GAAP vs. GAAP	Adjusted Pro Forma vs. GAAP

Expenses:
Compensation and benefits	$232,645	$129,350	$101,986	128%	27%
% of revenues	94%	53%	64%
Non-compensation expenses	$46,931	$43,233	$34,435	36%	26%
% of revenues	19%	18%	22%
Total operating expenses	$279,576	$172,583	$136,421	105%	27%
% of revenues	114%	70%	86%
Income (loss) before income taxes	$(37,438)	$72,013	$22,924	N/M	214%
% of revenues	-15%	29%	14%

N/M = not meaningful

* See Appendix for a reconciliation of GAAP to Adjusted Pro Forma

On an Adjusted Pro Forma basis our total operating expenses were $92.4 million for the second quarter of 2014 and $172.6 million for the first half of 2014.  The Adjusted Pro Forma expenses exclude the GAAP charge primarily related to accelerating the vest of pre-IPO equity held by our Managing Directors.  Given the one-time nature of this adjustment, we compare 2014 Adjusted Pro Forma expenses with 2013 GAAP expenses.  The 2014 Adjusted Pro Forma operating expenses compare with GAAP operating expenses of $75.8 million for the second quarter of 2013 and $136.4 million for the first half of 2013.  The increase in operating expenses in 2014 primarily resulted from increased compensation and benefits expenses in line with increased revenues as well as increased non-compensation expenses reflecting a more active business environment and expenses incurred in connection with operating as a public company.  The pre-tax income margin improved from 23% on a GAAP basis in the second quarter of 2013 to 30% on an Adjusted Pro Forma basis in the same period of 2014 and from 14% on a GAAP basis in the first half of 2013 to 29% on an Adjusted Pro Forma basis in the same period of 2014.

In the second quarter of 2014, compensation and benefits expenses on an Adjusted Pro Forma basis were $69.3 million, or 53% of revenues, which compares with GAAP compensation and benefits expenses of $58.4 million, or 59% of revenues, for the second quarter of 2013.  The second quarter 2014 Adjusted Pro Forma amounts exclude $92.9 million of compensation charges primarily driven by the vesting acceleration of equity held by Managing Directors, which occurred in connection with our IPO.  Following the vesting acceleration, pre-IPO equity held by our Managing Directors is subject to a minimum four to six year lock-up and is reflected in our fully exchangeable share count of 54.7 million shares of Class A common stock.2

2 Fully exchangeable share count includes the diluted share count of the corporation (Moelis & Company) plus the partnership units of the operating partnership (Moelis & Company Group LP) held directly by investors

In the first half of 2014, compensation and benefits expenses on an Adjusted Pro Forma basis were $129.4 million, or 53% of revenues, which compares with GAAP compensation and benefits expenses of $102.0 million, or 64% of revenues, for the first half of 2013.  The first half 2014 Adjusted Pro Forma amounts exclude $103.3 million of compensation charges primarily driven by the acceleration of equity vesting described above.  As annual equity compensation granted in the future accumulates and amortizes, we expect that our compensation expense ratio will continue to increase toward our targeted long-term compensation ratio of approximately 57% to 58% of revenues.

Adjusted Pro Forma non-compensation expenses were $23.1 million for the second quarter and $43.2 million for the first half of 2014 and compare with GAAP non-compensation expenses of $17.4 million for the second quarter and $34.4 million for the first half of 2013.  The 2014 amounts exclude $3.7 million of one-time charges primarily related to the acceleration of vesting of equity held by non-employees of the Firm, including employees of our joint venture in Australia and members of our Global Advisory Board.  Our Adjusted Pro Forma non-compensation expense ratio was 18% for the second quarter and 18% for the first half of 2014, in line with our long-term target of approximately 15% to 18% of revenues.  This compares with a GAAP non-compensation expense ratio of 18% for the second quarter and 22% for the first half of 2013.

Provision for Income Taxes

Prior to our IPO, we were not subject to federal income taxes, but were primarily subject to New York City unincorporated business tax.  As a result of completing our IPO in April, we have a new corporate structure and 28% of the operating partnership (Moelis & Company Group LP) is owned by the corporation (Moelis & Company) and is subject to U.S. federal income tax as a corporation.  On a GAAP and Adjusted Pro Forma basis, our provision for income taxes was $0.4 million and $5.0 million, respectively, for the second quarter of 2014 and $1.1 million and $9.2 million, respectively, for the first half of 2014.

Liquidity and Capital Resources

We continue to maintain a strong financial position and as of June 30, 2014, we held cash and short term investments of $162.0 million and had no debt on our balance sheet.

Dividend

The Board of Directors of Moelis & Company has declared a dividend of $0.20 per share, an increase of $0.03 per share from the dividend planned in the Firm’s IPO prospectus.  The dividend will be paid on September 8, 2014 to common stockholders of record on August 25, 2014.

Earnings Call

We will host a conference call beginning at 4:30pm ET on Wednesday, July 30, 2014, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our second quarter 2014 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company Second Quarter Earnings Call. Please dial in 10 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10049124.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings and other corporate finance matters.  The Firm serves its clients with over 500 employees based in 15 offices in North and South America, Europe, the Middle East, Asia and Australia.  For further information about Moelis & Company, please visit www.moelis.com.

Forward-Looking Statements

This presentation contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. For a further discussion of such factors, you should read the Firm’s filings with the Securities and Exchange Commission. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted Pro Forma results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s results given the significant accounting impact of one-time charges and timing matters related to the Firm’s recent IPO.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP results to Adjusted Pro Forma results is presented in the Appendix.

Contacts:

Investor Contact:	Media Contact:
Kate Pilcher Ciafone	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3666
investor.relations@moelis.com	m: + 1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Condensed Consolidated and Combined Statement of Operations Unaudited

GAAP Reconciliation to Adjusted Pro Forma Financial Information Unaudited

Moelis & Company

GAAP Condensed Consolidated and Combined Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Revenues	$131,687	$98,518	$246,204	$158,363

Expenses
Compensation and benefits	162,204	58,404	232,645	101,986
Occupancy	3,331	3,454	6,635	7,038
Professional fees	5,258	2,881	8,593	5,888
Communication, technology and information services	3,870	3,276	7,644	6,442
Travel and related expenses	6,265	3,989	11,350	8,752
Depreciation and amortization	519	588	1,094	1,172
Other expenses	7,547	3,207	11,615	5,143
Total expenses	188,994	75,799	279,576	136,421

Operating income (loss)	(57,307)	22,719	(33,372)	21,942
Other income and expenses	(14)	28	5	133
Income (loss) from equity method investment	(2,851)	(569)	(4,071)	849
Income (loss) before income taxes	(60,172)	22,178	(37,438)	22,924
Provision for income taxes	438	1,042	1,080	1,077
Net income (loss)	(60,610)	$21,136	(38,518)	$21,847

Net income (loss) attributable to noncontrolling interests	(41,600)		(19,508)
Net income (loss) attributable to Moelis & Company	$(19,010)		$(19,010)

Weighted-average shares of Class A common stock outstanding
Basic	15,263,653		15,263,653
Diluted	15,263,653		15,263,653
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$(1.25)		$(1.25)
Diluted	$(1.25)		$(1.25)

Moelis & Company

Reconciliation of GAAP to Adjusted Pro Forma Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2014
	GAAP	IPO-Related Charges		IPO-Related Timing Adjustments		Adjusted Pro Forma
Revenues	$131,687	$-		$-		$131,687

Expenses
Compensation and benefits	162,204	(92,946)	(a)	-		69,258
Non-compensation expenses	26,790	(3,698)	(b)	-		23,092
Total operating expenses	188,994	(96,644)		-		92,350

Operating income (loss)	(57,307)	96,644		-		39,337
Other income and expenses	(14)	-		-		(14)
Income (loss) from equity method investment	(2,851)	2,458	(c)	-		(393)
Income (loss) before income taxes	(60,172)	99,102		-		38,930
Provision for income taxes	438	3,367		1,197	(d)	5,002

Net income (loss)	(60,610)	95,735		(1,197)		33,928

Net income (loss) attributable to noncontrolling interests	(41,600)	72,028		(3,068)	(e)	27,360
Net income (loss) attributable to Moelis & Company	$(19,010)	$23,707		$1,871	(e)	$6,568

Weighted-average shares of Class A common stock outstanding
Basic	15,263,653	-		-		15,263,653

Diluted	15,263,653	432,400		-		15,696,053

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$ (1.25)					$ 0.43	(f)

Diluted	$ (1.25)					$ 0.42	(f)

	Six Months Ended June 30, 2014
	GAAP	IPO-Related Charges		IPO-Related Timing Adjustments		Adjusted Pro Forma
Revenues	$ 246,204	$-		$-		246,204

Expenses
Compensation and benefits	232,645	(103,295)	(a)	-		129,350
Non-compensation expenses	46,931	(3,698)	(b)	-		43,233
Total operating expenses	279,576	(106,993)		-		172,583

Operating income (loss)	(33,372)	106,993		-		73,621
Other income and expenses	5	-		-		5
Income (loss) from equity method investment	(4,071)	2,458	(c)	-		(1,613)
Income (loss) before income taxes	(37,438)	109,451		-		72,013
Provision for income taxes	1,080	3,367		4,737	(d)	9,184
Net income (loss)	(38,518)	106,084		(4,737)		62,829

Net income (loss) attributable to noncontrolling interests	(19,508)	82,377		(12,189)	(e)	50,680
Net income (loss) attributable to Moelis & Company	$(19,010)	$23,707		$7,452	(e)	$12,149

Weighted-average shares of Class A common stock outstanding
Basic	15,263,653

Diluted	15,263,653

Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$ (1.25)					$0.80	(f)

Diluted	$ (1.25)					$0.79	(f)

(a) IPO-related compensation expenses:
Acceleration of Managing Director unvested equity	$87,601	(1)
Awards granted in connection with the IPO:
Amortization of restricted stock units	379	(2)
Amortization of stock options	952	(3)
Settlement of appreciation rights	4,014	(4)
Total IPO-related compensation expenses for the three months ended June 30, 2014	92,946

Amortization of equity awards for the three months ended March 31, 2014 related to Managing Director equity awards accelerated upon IPO	10,349	(5)
Total IPO-related compensation expenses for the six months ended June 30, 2014	$103,295

(1)

Expense associated with the one-time non-cash acceleration of unvested equity held by Managing Directors. Managing Directors are subject to a minimum four to six year lock-up on their equity vested in connection with the IPO.

(2)

Expense associated with the amortization of restricted stock units (“RSUs”) granted in connection with the IPO; excludes RSUs granted at the time of the IPO in connection with 2013 incentive compensation. In accordance with GAAP, amortization expense of RSUs granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(3)

Expense associated with the amortization of stock options granted in connection with the IPO. In accordance with GAAP, amortization expense of stock options granted in connection with the IPO will be recognized over the five year vesting period; we will continue to adjust for this expense due to the one-time nature of the grant.

(4)

Expense associated with the one-time compensation expense associated with the issuance of cash and fully vested shares of Class A common stock in settlement of appreciation rights issued in prior years.

(5)	Expense associated with the amortization of Managing Director equity awards during the three months ended March 31, 2014 which were subsequently accelerated upon completion of the IPO.

(b)         Expense associated with the one-time non-cash acceleration of unvested equity held by non-employees of Moelis & Company, including members of Moelis & Company’s Global Advisory Board and employees of the Firm’s joint venture in Australia (the “Australian JV”).  In accordance with GAAP, half of the expenses associated with employees of the Australian JV is included in non-compensation expenses and the other half is included in income (loss) from equity method investment (see (c) below).

(c)          Expense associated with the one-time non-cash acceleration of unvested equity held by employees of the Australian JV. All Australian JV employees are subject to the Managing Director forfeiture and minimum four to six year lock-up terms.

(d)         Adjustment to tax provision as if the Firm had been operating in its new corporate structure since January 1, 2014.

(e)          Reflects an adjustment to record the allocation of earnings, net of tax, to noncontrolling interests (72%) and to Moelis & Company (28%) as if the Firm had been operating in its new corporate structure since January 1, 2014.

(f)           Adjusted net income (loss) attributable to holders of shares of Class A common stock per share:

	Basic	Diluted
Three months ended March 31, 2014	$0.37	$0.37
Three months ended June 30, 2014	$0.43	$0.42
Six months ended June 30, 2014	$0.80	$0.79